EXHIBIT 10.1

                  Executive Employment Agreement dated as of
                January 27, 1994, between William E. Eby and
                  Union National Financial Corporation, and
                              addenda thereto.
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                  EXECUTIVE EMPLOYMENT AGREEMENT


    THIS AGREEMENT is made as of January 27, 1994, between UNION
NATIONAL FINANCIAL CORPORATION, a Pennsylvania business corporation (the "Corporation") and WILLIAM E. EBY, an adult individual (the "Executive").

    WHEREAS, The Union National Mount Joy Bank (the "Bank") is a subsidiary of the Corporation; and

    WHEREAS, the Corporation desires to employ the Executive as its President and Chief Executive Officer and also desires that the Executive serve as the Bank's President and Chief Executive Officer under the terms and conditions set forth herein; and

    WHEREAS, the Executive desires to serve the Corporation and Bank in an executive capacity under the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

    1.    TERMS OF EMPLOYMENT.  The Corporation shall hereby
          ___________________
employ the Executive and the Executive hereby accepts employment with the Corporation for a term of three (3) years beginning on January 1, 1994, and terminating on December 31, 1996, subject, however, to prior termination of this Agreement as set forth below.

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Furthermore, subject to the subsequent provisions, upon the expiration of the first twelve (12) full calendar months after the date first above written, the term hereof shall be extended for another twelve (12) full calendar months, and upon expiration of each subsequent twelve (12) full calendar months thereafter the term of this Agreement shall likewise be extended for an additional twelve (12) full calendar months. Each such extension of this Agreement's term shall be contingent upon the Corporation providing the Executive written notice of its intention to extend this Agreement, which written notice must be given by the Corporation not less than fifteen (15) days before the expiration of the current twelve (12) months.

    2.    POSITION AND DUTIES.  The Executive shall serve as the
          ____________________

President and Chief Executive Officer of the Corporation and of the Bank and shall serve as a member of the Board of Directors of the Corporation and of the Bank, reporting only to the Boards of Directors of the Corporation and Bank. The Executive shall have supervision and control over, and responsibility for, the general management and operation of the Corporation and Bank, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation and Bank,

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provided that such powers and duties are consistent with the
Executive's position as the Chief Executive Officer in charge of the general management of the Corporation and Bank.

    3.    ENGAGEMENT IN OTHER EMPLOYMENT.  The Executive shall
          ______________________________
devote all of his working time, ability and attention to the business of the Corporation and Bank during the term of this Agreement. The Executive shall notify the Board of Directors of the Corporation and Bank in writing and receive written approval from the Corporation and Bank before the Executive engages in any other business or commercial duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation or Bank, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Corporation or Bank. Executive shall not be precluded, however, upon notification to the Boards of Directors, from engaging in voluntary or philanthropic endeavors, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Boards' reasonable opinion, not in conflict with or detrimental to

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the Executive's rendition of services on behalf of the
Corporation and Bank.

    4.    COMPENSATION.
          _____________
          (a)    ANNUAL DIRECT SALARY:  As compensation for
                 ____________________
services rendered to the Corporation and Bank under this Agreement, the Executive shall be entitled to receive from the Corporation an annual direct salary of One Hundred and Six Thousand and Eighty and 00/100 ($106,080.00) Dollars per year, (the "Annual Direct Salary") payable in substantially equal installments consistent with the Bank's payroll policy prorated
for any partial employment period.   The Annual Direct Salary
shall be reviewed annually, no later than December 15 of the then calendar year and shall be subject to such annual change (but not reduced below $100,000.00 without the Executive's consent, except in cases of national financial depression or emergency when compensation reduction has been implemented by the Board of Directors for the Bank's senior management) as may be set by the Board of Directors of the Corporation taking into account the position and duties of the Executive and the performance of the Corporation and Bank under the Executive's leadership.

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          (b)    ANNUAL BUSINESS PLAN.  The Executive shall
                 ____________________
prepare a business plan establishing the financial and business goals of the Corporation and Bank prior to his annual employment review. The business plan prepared by the Executive shall be reviewed by the Board of Directors of the Corporation and Bank, which may in its sole discretion alter or modify such plan prior to its adoption.

          (c)    BONUS.  The Board of Directors of the
                 ______
Corporation in its sole discretion may provide for payment of a periodic bonus to the Executive in such an amount or nature as it may deem appropriate to provide incentive to the Executive and to reward the Executive for his performance.

          (d)    DIRECTOR FEES.  The Executive shall not be
                 ______________
entitled to any director's fee or other compensation as paid to other members of the Board of Directors of the Bank and/or Corporation or subsidiaries of either. The Executive also agrees to serve on any committee of the Board of Directors of the Bank and/or Corporation or subsidiary of either without any additional compensation or fees.


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    5.    FRINGE BENEFITS, VACATION, EXPENSES, AND PERQUISITES.
          _____________________________________________________
          (a)    EMPLOYEE BENEFIT PLANS.  The Executive shall be
                 ______________________
entitled to participate in or receive benefits under all Bank employment benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements. The Bank shall maintain for Executive during his employment long-term disability insurance which terms shall be at least as favorable as the policy terms in effect on January 1, 1994.
          (b)    VACATION, HOLIDAYS, SICK DAYS AND PERSONAL DAYS.
                ________________________________________________
The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays, sick days and personal days given by the Bank to its employees.

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          (c)    BUSINESS EXPENSES.  During the term of his
                 __________________
employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors of the Bank for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with policy.

    6.    ADDITIONAL POSITIONS.  The Executive agrees to serve
          ____________________
without additional compensation, if elected or appointed to one or more offices of the Corporation or Bank, and/or to one or more offices or as a director of any of the Corporation's and/or Bank's subsidiaries.

    7.    LIABILITY INSURANCE.  The Corporation shall use its
          ___________________
best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of the Bank against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require the Corporation to obtain such insurance, if the Board of Directors of the Corporation determines that such coverage cannot be obtained at commercially reasonable rates.

    8.    UNAUTHORIZED DISCLOSURE.  During and after the term of
          _______________________
his employment hereunder, the Executive shall not, without the written consent of the Board of Directors of the Corporation or Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation or Bank, any material confidential information obtained by him while in the employ of the Corporation or Bank with respect to any of the Corporation or Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be materially damaging to the Corporation or Bank provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation


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or Bank or any information that must be disclosed as required by law.

    9.    RESTRICTIVE COVENANT.  The Executive covenants and
          ____________________
agrees that the Executive shall not directly or indirectly, within the marketing area of the Bank (defined as an area within twenty-five (25) miles of any office of the Bank as of January,
1994), enter into or engage generally in direct or indirect competition with the Corporation or Bank or any subsidiary of the Corporation, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any person, for a period of two (2) years after the date of termination of his employment if the Executive's employment is terminated for any reason whatsoever except upon resignation by the Executive for "Good Reason" under paragraph 10(d)(2) hereof (except that change of control shall not constitute Good Reason for this paragraph). The foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than five percent (5%) of any class of securities of any corporation which is in competition with the Bank or Corporation, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than by exercising his rights as a shareholder, or seeks to do any of the foregoing. The existence of any claim or cause of action of any party against the other, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of this covenant. The Executive agrees that any breach of the restrictions set forth in paragraphs 8 and 9 will result in irreparable injury to the Corporation or Bank for which it shall have no adequate remedy at law and the Corporation or Bank shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

    10.   TERMINATION.
          ____________

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          (a)    The Executive's employment hereunder shall
terminate upon his death.

          (b) If the Executive becomes disabled because of sickness, physical or mental disability, or any other reason, the Corporation shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Executive shall be deemed to have become "disabled" only in the event and at such time as he qualifies (after expiration of any applicable waiting period) to receive benefits for disability under the employee long-term disability insurance benefit plan referred to in paragraph 5(a) above.

          (c) The Corporation may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Corporation shall have "Cause" to terminate the Executive's employment hereunder upon: (1) the willful failure by the Executive to substantially perform his duties hereunder after notice from the Corporation and a failure to cure such violation within thirty (30) days of said notice; (2) the willful engaging by the Executive in misconduct injurious to the Corporation or Bank; (3) the willful violation by the Executive of the provisions of paragraphs 3 or 8 hereof after notice from the Corporation and a failure to cure such violation within thirty (30) days of said notice, or if said violation cannot be cured within thirty (30) days, within a reasonable time thereafter unless the Executive is diligently attempting to cure the violation; (4) the dishonesty or gross negligence of the Executive in the performance of his duties; (5) the breach of Executive's fiduciary duty involving personal profit; (6) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority any of which materially jeopardizes the business of the Corporation or Bank;
(7) committing acts of moral turpitude or other conduct on the part of Executive which brings public discredit to the Corporation or Bank; or (8) the Executive's failure to either be elected or to serve as a member of the Board of Directors of the Corporation after having been nominated by the Board of Directors unless such nomination is inconsistent with the duties of the Directors or the terms of this Agreement.

          (d) The Executive may terminate his employment hereunder if (1) his health should become impaired to an extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (2) for Good Reason. The term "Good Reason" shall mean: (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitation of the powers of the Executive not contemplated by, paragraphs 2 and 6 hereof, after notice from the Executive to the Corporation and Bank that such assignment or limitation of the Executive's powers constitutes Good Reason and the failure to cure such situation within thirty (30) days of said notice, or if said situation cannot be cured within thirty
(30) days, within a reasonable time thereafter unless a diligent effort is being made to cure such situation; (ii) any removal of the Executive from (other than as a result of his failure to be re-elected on the Corporation or Bank's Boards of Directors) any of the positions indicated in paragraph 2 hereof, except in connection with termination of the Executive's employment for Cause; (iii) the failure of the Bank to comply with paragraphs 4, 5, and 7 hereof; or (iv) any Change of Control (as defined herein).

    11.   PAYMENTS UPON TERMINATION.
          __________________________

          (a) If the Executive's employment shall be terminated because of death, disability, for Cause, or by the Executive for other than Good Reason, the Corporation shall pay the Executive or his fiduciary his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and the Corporation and Bank shall have no further obligation to the Executive under this Agreement. In the event of death or disability termination, the Executive shall receive Annual Direct Salary through the end of the month of such termination.

          (b) If the Executive's employment is terminated by the Corporation (other than pursuant to paragraphs 10(a) or 10(b) or 10(c) hereof), then the Corporation shall pay the Executive an amount equal to of his Annual Direct Salary on the date of termination. If the Executive shall terminate his employment for Good Reason, other than a Change of Control as defined herein, then the Corporation shall pay the Executive an amount equal to his Annual Direct Salary at the date of termination. If, within six (6) months following a Change of Control, the Executive shall terminate his employment for Good Reason, as defined in paragraph 10(d), then the Corporation or any successor thereof shall pay the Executive his Annual Direct Salary from the Date of termination and continuing through the last day of the term of this Agreement (in no event shall this payment be more than two
(2) years' annual direct salary and also in no event shall this payment be less than one (1) year annual direct salary). The Corporation and Bank shall thereafter have no further obligation to the Executive under this Agreement.

          (c) In the event the Corporation does not offer to renew this Agreement, the Executive shall not be entitled to any severance allowance whatsoever and the Corporation and Bank shall have no further obligations to the Executive under this Agreement.
          (d) All payments under this paragraph 11 shall, unless otherwise agreed upon between the parties, be made at regular payroll policy intervals as if the Executive remained an employee.

    12.   DAMAGES FOR BREACH OF CONTRACT.  In the event of a
          ______________________________
breach of this Agreement by either the Corporation or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs.
    13.   DEFINITION OF CHANGE OF CONTROL.  For purposes of this
          _______________________________
Agreement, the term "Change of Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; (b) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (c) the sale or transfer of all or substantially all of the Bank or Corporation's assets.

    14.   DEFINITION OF DATE OF CHANGE OF CONTROL.  For purposes
          _______________________________________
of this Agreement, the date of Change of Control shall mean:

          (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of thirty percent (30%) or more of the Corporation's voting securities;

          (b) the date of the transfer of all or substantially all of the Bank or Corporation's assets;

          (c) the date on which a merger, consolidation or combination is consummated, as applicable; or

          (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under paragraph 13(b) above, ceased to be a majority.


    15.   NOTICE.  For the purposes of this Agreement, notices
          _______
and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Executive:    William E. Eby
                            13 Walnut Street
                            Mount Joy, Pennsylvania 17552


    If to the Corporation:  Chairman of the Board
                            Union National Financial Corporation

                            101 East Main Street
                            Box 567
                            Mount Joy, Pennsylvania 17552

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    16.   SUCCESSORS.  This Agreement shall inure to the benefit
          __________
of and be binding upon the Executive and the Corporation and any of their successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment except as set forth in paragraph 19.

    17.   SEVERABILITY.  If any provision of this Agreement is
          _____________
declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

    18.   AMENDMENT.  This Agreement may be amended or canceled
          __________
only by mutual agreement of the parties in writing.

    19.   PAYMENT OF MONEY DUE DECEASED EXECUTIVE.  In the event
          ________________________________________
of Executive's death, any moneys that may be due him from the Corporation under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to his estate.

    20.   LAW GOVERNING.  This Agreement shall be governed by and
          _____________
construed in accordance with the laws of the Commonwealth of Pennsylvania.

    21.   ENTIRE AGREEMENT.  This Agreement supersedes any and
          _________________
all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Corporation, and this Agreement contains all the covenants and agreements between the parties with respect to the employment.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation, by its authorized representatives the day and year above mentioned.

ATTEST:                          UNION NATIONAL FINANCIAL
                                         CORPORATION


   /s/ Carl R. Hallgren          By: /s/ Donald H. Wolgemuth
_____________________________      ____________________________
    Carl R. Hallgren                 Donald H. Wolgemuth
    Secretary                        Chairman of the Board


WITNESS:

   /s/ Franklin R. Eichler          /s/ William E. Eby
______________________________ ______________________________
      Franklin R. Eichler              William E. Eby




:82564

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               ADDENDUM TO EXECUTIVE EMPLOYMENT AGREEMENT


With respect to paragraph 4, "Compensation", sub paragraph (a)
"Annual Direct Salary" of the Executive Employment Agreement executed January 27, 1994, the following change is mutually agreed to:

"but not reduces below $100,000.00" will be replaced with "but not reduced below 90% of the then current year's Annual Direct
Salary".

                             UNION NATIONAL FINANCIAL CORPORATION

Attest:
/s/ Thomas C. Mayer                 /s/ Donald H. Wolgemuth
______________________               __________________________
Thomas C. Mayer                      Donald H. Wolgemuth

      12/14/94                                12/14/94
______________________               __________________________
Date                                 Date

Witness:                             Individual:

/s/ Marcene L. Camara                /s/  William E. Eby
______________________               __________________________
Marcene L. Camara                    William E. Eby

     12/14/94                                12/14/94
______________________               __________________________
Date                                 Date

              Addendum to Executive Employment Agreement
                        Between WILLIAM E. EBY
                 and UNION NATIONAL FINANCIAL CORPORATION


The following changes have been mutually agreed to by the Executive and the Corporation, effective January 1, 1998:

     I. The following paragraphs shall be added to the Agreement immediately prior to the paragraph starting
           "Now Therefore".

                 WHEREAS, the Executive has announced his desire to elect early retirement on or before December
           31, 1998, and

                 WHEREAS, the Corporation appreciated the
           Executive's many years of excellent service and is willing to defer to Executive's wishes to elect early retirement on or before December 31, 1998.

    II. Replace existing Paragraph 1, "TERMS OF EMPLOYMENT" with the following:

           1. TERMS OF EMPLOYMENT. The Corporation shall hereby employ the Executive and the Executive accepts employment with the Corporation for a term of one (1) year beginning on January 1, 1998, and ending December 31, 1998, subject however, to prior termination of this Agreement as set forth below.

ATTEST:                      UNION NATIONAL FINANCIAL CORPORATION

/s/ Mark D. Gainer             By: /s/ Donald H. Wolgemuth
___________________            _____________________________
Mark D. Gainer                 Donald H. Wolgemuth
                               Chairman of the Board

Date:     12/11/97             Date:   12/11/97
___________________            _____________________________

WITNESS:

/s/ Lori A. McCorkel           /s/ William E. Eby
___________________            _____________________________
Lori A. McCorkel               William E. Eby

Date:     12/11/97             Date:   12/11/97
___________________            _____________________________